Exhibit 10.1

AMENDMENT NUMBER 4 TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NUMBER 4 TO SECURITIES PURCHASE AGREEMENT, dated as of March 1, 2011 (this “Amendment”), is entered into by and among China Power Technology, Inc., a Nevada corporation (collectively with its predecessors, the “Company”) and the Investors. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement (as defined below).

BACKGROUND

The Company and the Investors are parties to that certain Securities Purchase Agreement, dated as of June 16, 2010 (the “Securities Purchase Agreement”). The Investors understand that certain underwriters (the “Underwriters”) propose to enter into an underwriting agreement with the Company providing for the public offering (the “Public Offering”) by the Company of shares of Common Stock of the Company. To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment wish to amend certain provisions of the Securities Purchase Agreement as set forth in this Amendment.

Section 6.4 of the Securities Purchase Agreement provides that no provisions of the Securities Purchase Agreement may be waived or amended except in a written instrument signed by the Company and the Requisite Holders. This Amendment constitutes a written agreement signed by the necessary parties in order to effectuate the amendments to the Securities Purchase Agreement specified below.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties hereto agree as follows:

Section 1. The parties hereto agree that the definition of “Qualified Public Offering” under Section 1.1 is hereby amended and restated in its entirety as follows:

“Qualified Public Offering” means an underwritten public offering conducted by the Company in which it raises gross proceeds of at least $15 million and the Company’s common stock is listed concurrently or prior thereto on a Trading Market (other than the OTCBB).”

Section 2. Except as amended hereby, the Securities Purchase Agreement as amended by Amendments No. 1, 2 and 3, shall remain in full force and effect.

Section 3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

CHINA POWER TECHNOLOGY, INC.

By:	/s/ Honghai Zhang
Name:	Honghai Zhang
Title:	Chief Executive Officer

REQUISITE HOLDERS:

SUN FOREVER LIMITED

By:	/s/ Gang Wang
Name:	Gang Wang
Title:	Managing Partner